Exhibit 10.3

SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF ALL CLAIMS

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF ALL CLAIMS (the “Settlement and Release” or “Agreement”) is entered into this 5th day of November, 2014 (“Effective Date”) between MyGo Games Holding Co., MyGo Games, LLC (collectively hereinafter “MyGo”) and Umur Ozal (“Ozal”).

RECITALS

WHEREAS, on or about April 30, 2014, a 7% Series A Convertible Note was issued by MyGo to Great Outdoors, LLC (“Great Outdoors”) in the amount of $150,000;

WHEREAS, on or about May 27, 2014, a 7% Series A Convertible Note was issued by MyGo to Great Outdoors, LLC (“Great Outdoors”) in the amount of $500,000 (collectively, the “MyGo Notes”);

WHEREAS, MyGo issued only issued $650,000 worth of notes to Great Outdoors;

WHEREAS, on or around February 2, 2014, Umur Ozal purchased notes from Great Outdoors (totaling $500,000) to mature on May 30, 2015, repayable if not redeemed or converted by that date.  Interest rate 10% if paid in cash or 15% if paid in shares;

WHEREAS, on or around October 31, 2014 MyGo assumed from Great Outdoors the liabilities resulting from claims by Umur Ozal in connection with the aforementioned notes purchased from Great Outdoors (totaling $500,000);

NOW, THEREFORE, in consideration of the mutual promises, agreements, covenants and representations contained herein, and for other good and valuable consideration, including, but not limited to the payments set forth below and the releases contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree and covenant as follows:

AGREEMENT

1. Stock and Options.  To resolve any concerns between the parties, MyGo shall cause to be issued to Ozal Eleven Million Five Hundred Thousand (11,500,000) shares of common stock of MyGo Games Holding Co.  The common stock shall be fully vested, subject to applicable waiting periods prescribed by the United States Securities Act of 1933, as amended and any applicable state securities laws.

2. Release by Ozal.  In exchange for the common stock listed above, Ozal, for himself, his agents, attorneys and assigns, hereby irrevocably and unconditionally releases and forever discharge MyGo, its affiliates, parents, subsidiaries, shareholders, successors, and predecessors, and all of their past, present and future heirs, employees, agents, attorneys, officers, directors and trustees, as well as other persons and entities acting on their behalf, from any and all claims, liens, demands, obligations, actions, causes of actions, counts, damages, liabilities, losses, fees, costs or expenses, of any nature whatsoever, known or unknown, ascertained or not ascertained, suspected or unsuspected, existing or claimed to exist, from the beginning of time to the date of signing this Settlement and Release arising out of, or in any way related to, the MyGo Notes.

3. Exclusive Agreement and Amendment.  The parties agree and acknowledge that there are no contemporaneous oral agreements between the parties.  No change, modification, rescission or waiver of any provision of this Settlement and Release shall be valid or binding unless it is in writing and signed by all the respective parties to this Settlement and Release.

4. Governing Law.  This Settlement and Release shall be construed in accordance with Texas law.  All parties participated in the preparation of this Settlement and Release and, in the event of any claim arising from a breach of this Settlement and Release, its language shall not be construed against or in favor of either party because of such party’s participation in the preparation of the Agreement.

5. Attorneys’ Fees.  If any proceeding is brought for the enforcement, interpretation, modification, or termination of this Settlement and Release, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs incurred in connection with that proceeding, in addition to any other costs or relief to which the party may be entitled.

6. Performance.  The parties shall take all necessary steps to effectuate this Settlement and Release.

IN WITNESS HEREOF, the undersigned have affixed their signatures this 5th day of November, 2014.

UMUR OZAL                                                                                     MYGO GAMES HOLDING CO.

By:                                                                                                       By:

MYGO GAMES, LLC

By: